Exhibit 99.1

FOR IMMEDIATE RELEASE

BUCA, Inc.	Investor Relations Contact:
1300 Nicollet Mall, Suite 5300	Integrated Corporate Relations
Minneapolis, MN 55403	Kathleen Heaney (203) 803-3585
www.bucainc.com

BUCA, Inc. Announces 4th Quarter and Full Year 2006 Results

Comparable Restaurant Sales Increase 4.0% for Quarter and 3.8% for Year

Minneapolis, Minnesota, March 13, 2007. BUCA, Inc. (Nasdaq: BUCA) announced today financial results for its fourth quarter and full year of fiscal 2006. The company reported net income of $0.9 million, or $0.05 per share, in the fourth quarter of fiscal 2006, compared with a net loss of $6.4 million, or ($0.26) per share, in the fourth quarter of fiscal 2005. For the fiscal year 2006, the company reported a net loss of $3.6 million, or ($0.23) per share, compared with a net loss of $32.1 million, or ($1.33) per share, in fiscal 2005.

The fourth quarter of fiscal 2006 contained 13 weeks as compared to the fourth quarter of fiscal 2005 which contained 12 weeks. Also, Vinny T’s of Boston and three closed Buca di Beppo restaurants are classified as discontinued operations in the company’s financial results.

Wallace B. Doolin, the company’s Chairman and Chief Executive Officer, commented, “Financially, operationally and strategically, 2006 was an important year for BUCA. We made significant progress on the financial front, delivering healthy top line growth, reducing our cost structure and selling the Vinny T’s of Boston concept. In addition, our comparable restaurant sales exceeded the industry average as reported by Knapp Track. We look forward to resuming growth and working toward opening new restaurants in 2007 and beyond.”

Fourth Quarter 2006 Results

Total restaurant sales in the fourth quarter of fiscal 2006 were $71.5 million, a 13.6% increase over the same period in the prior year. Restaurant sales were driven by a 4.0% increase in comparable sales for the period as well as the period’s additional week. The additional week contributed approximately $6.1 million in sales.

Total restaurant costs in the fourth quarter of fiscal 2006 were $64.5 million, an increase of 9.8% over the same period in the prior year. Total restaurant costs accounted for 90.1% of total restaurant sales in fourth quarter of fiscal 2006 as compared to 93.3% in fourth quarter of fiscal 2005.

Net income was $0.9 million in the fourth quarter of fiscal 2006, or $0.04 per share, as compared to a net loss of $6.4 million, or ($0.26) per share in fourth quarter of fiscal 2005.

On September 25, 2006, the company completed the sale of the Vinny T’s of Boston concept for a sale price of $6.8 million. The company received $3.0 million in cash and a $3.8 million promissory note due in June 2008 at closing. The cash generated from the sale was used to reduce outstanding indebtedness.

Fiscal Year 2006 Results

Total restaurant sales increased 6.2% to $253.8 million in fiscal 2006 from $239.0 million in fiscal 2005. Total restaurant sales were driven by a 3.8% increase in comparable restaurant sales as well as the sales in the additional week in fiscal 2006.

Total restaurant costs were $234.7 million in fiscal 2006, a 4.5% increase over the prior year. As a percentage of sales, the total restaurant costs decreased to 92.5% from 94.0% of restaurant sales in fiscal 2005.

In fiscal 2006, net income from discontinued operations was $1.0 million as compared to a net loss of $4.7 million in fiscal 2005. Vinny T’s of Boston contributed net income of approximately $1.2 million in fiscal 2006 while the three closed Buca di Beppo restaurants reported a net loss of approximately $0.2 million.

Net loss was $3.6 million in fiscal 2006, or ($0.23) per share as compared to a net loss of $32.1 million, or ($1.33) per share in fiscal 2005.

Conference Call

BUCA, Inc. will host a conference call on Tuesday, March 13, 2007 at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) to discuss these results and other financial and operational matters. Wallace Doolin, the company’s Chairman and Chief Executive Officer, and Kaye O’Leary, the company’s Chief Financial Officer will be hosting the call. The call will also be webcast and can be accessed via the following link: http://viavid.net/dce.aspx?sid=00003BC0. A replay of the call will be available for one week beginning at 7:30 p.m. Eastern Time on March 13, 2007 and can be accessed by dialing 1-888-203-1112 or 1-719-457-0820 (international) passcode 3159304.

About the Company:

BUCA, Inc. owns and operates 92 highly acclaimed family style Italian restaurants under the name Buca di Beppo in 23 states and the District of Columbia.

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BUCA, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	December 31, 2006	December 25, 2005
Restaurant sales	$71,531	$62,944
Restaurant costs:
Product	17,858	15,775
Labor	23,384	20,403
Direct and occupancy	20,158	19,178
Depreciation and amortization	3,063	3,355

Total restaurant costs	64,463	58,711

General and administrative expenses	5,752	8,031
Pre-opening costs	—	—
Loss on impairment of long-lived assets	50	21
Lease termination charges	—	200

Operating income (loss)	1,266	(4,019)

Interest income	154	(44)
Interest expense	(707)	(1,178)
Loss on early extinguishment of debt	—	—

Income (loss) before income taxes	713	(5,241)
Income taxes	—	—

Net income (loss) from continuing operations	713	(5,241)
Net income (loss) from discontinued operations	230	(819)

Net income (loss) before cumulative effect of change in accounting principle	943	(6,060)
Cumulative effect of change in accounting principle	—	(363)

Net income (loss)	$943	$(6,423)

Net income (loss) from continuing operations per share—basic and diluted	$0.04	$(0.26)
Net income (loss) from discontinued operations per share—basic and diluted	$0.01	$(0.04)
Cumulative effect of change in accounting principle—basic and diluted	$—	$(0.02)

Net income (loss) per share—basic and diluted	$0.05	$(0.32)

Weighted average common shares outstanding—basic	20,474,325	20,312,389

Weighted average common shares outstanding—diluted	20,693,862	20,312,389

BUCA, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

	Twelve Months Ended
	December 31, 2006	December 25, 2005
Restaurant sales	$253,813	$238,959
Restaurant costs:
Product	63,307	60,717
Labor	83,771	78,761
Direct and occupancy	74,884	71,855
Depreciation and amortization	12,783	13,205

Total restaurant costs	234,745	224,538

General and administrative expenses	20,635	26,904
Pre-opening costs	—	243
Loss on impairment and sale of long-lived assets	282	9,822
Lease termination charges	—	434

Operating loss	(1,849)	(22,982)

Interest income	221	48
Interest expense	(2,933)	(3,429)
Loss on early extinguishment of debt	—	(675)
Loss before income taxes	(4,561)	(27,038)

Income taxes	—	—

Net loss from continuing operations	(4,561)	(27,038)
Net income (loss) from discontinued operations	953	(4,700)

Net loss before cumulative effect of change in accounting principle	(3,608)	(31,738)
Cumulative effect of change in accounting principle	—	(363)

Net loss	$(3,608)	$(32,101)

Net loss from continuing operations per share—basic and diluted	$(0.23)	$(1.33)
Net income (loss) from discontinued operations per share—basic and diluted	$0.05	$(0.23)
Cumulative effect of change in accounting principle-basic and diluted	$—	$(0.02)

Net loss per share—basic and diluted	$(0.18)	$(1.58)

Weighted average common shares outstanding—basic and diluted	20,494,007	20,312,389

BUCA, Inc. and Subsidiaries

Consolidated Balance Sheet

(in thousands)

	Twelve Months Ended
	December 31, 2006	December 25, 2005
ASSETS

CURRENT ASSETS:
Cash	$1,567	$1,421
Accounts receivable	4,864	3,660
Inventories	6,279	6,382
Prepaid expenses and other	4,468	2,658
Current assets of discontinued operations and assets held for sale	—	1,246

Total current assets	17,178	15,367
PROPERTY AND EQUIPMENT, net	112,189	121,816
NOTE RECEIVABLE	3,567	—
OTHER ASSETS	4,469	4,428
LONG-TERM ASSETS OF DISCONTINUED OPERATIONS AND ASSETS HELD FOR SALE	—	9,255

	$137,403	$150,866

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$10,755	$12,191
Unredeemed gift card liabilities	4,031	2,921
Accrued payroll and benefits	8,806	8,363
Accrued sales, property and income tax	3,678	3,424
Other accrued expenses	3,495	7,232
Current maturities of long-term debt and capital leases	193	1,309
Current liabilities of discontinued operations and assets held for sale	257	4,145

Total current liabilities	31,215	39,585

LONG-TERM DEBT AND CAPITAL LEASES, less current maturities	16,278	17,415
DEFERRED RENT	18,853	19,062
OTHER LIABILITIES	4,037	3,904
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS AND ASSETS HELD FOR SALE	—	1,860

Total liabilities	70,383	81,826

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Undesignated stock, 5,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value per share, 30,000,000 shares authorized; 20,926,556 and 20,470,075 shares issued and outstanding, respectively	209	205
Additional paid-in capital	171,430	170,686
Accumulated deficit	(103,503)	(99,895)
Unearned compensation	—	(1,151)
Notes receivable from employee shareholders	(1,116)	(805)

Total shareholders’ equity	67,020	69,040

	$137,403	$150,866